CSST
中国安防技术有限公司
China Security & Surveillance Technology, Inc.

NYSE/Nasdaq Dubai:CSR | www.csst.com

China Security & Surveillance Technology, Inc.

First-Quarter 2010 Earnings Conference Call
April 26, 2010





Safe Harbor Statement

This presentation may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as 'will,' 'believes,' 'expects' or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this presentation. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this presentation, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ('SEC'), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov.



First Quarter Highlights
Strong First Quarter with Solid Execution

Continued good momentum across key growth drivers

Disciplined focus on cost initiatives

Continued strong revenue growth

- Year-on-year revenue growth of 24.7%
- Growing demand from both corporate and government sectors in China despite later than usual Chinese New Year holiday
- Year-on-year backlog increase of 129.9%

Strong earnings growth and disciplined focus on cost efficiency

- Year-on-year earnings growth of 64.0%

Expansion in key growth areas

- Security service business and large government contracts

Revenues
Continued Strong Growth


CSST Revenues
($ in millions)
$96.42
6.4%
15.9%
77.7%
$120.19
9.5%
13.3%
77.2%
Distribution
Manufacturing
Installation
1Q09
1Q10

1Q10 revenues totaled $120.19 million, up 24.7% year on year

CSST 1Q10 revenue mix – heavily weighed towards installation business

- All three segments grew healthily
- Installation business recorded yoy growth of 23.8%
- Manufacturing and distribution businesses showed encouraging yoy growth of 4.6% and 84.7% respectively
- Installation business as key revenue driver in 1Q10 and the coming few years

Revenues Trends
Government Sector Gains Momentum


CSST Revenues
46%
55%
54%
45%
Government
Corporate
1Q09
1Q10


CSST Revenues
($ in millions)
% of Revenues
$0.82
$9.32
99.3%
90.3%
$87.10
$119.37
Non-organic
Organic
1Q09
1Q10

Strong execution of integration strategies

Sustainable and healthy growth of organic business

Gross Profit and Margin
Continued Gross Profit Growth


CSST Gross Profit
($ in millions)
Gross Margin
$25.03
$28.98
26.0%
24.1%
1Q09
1Q10

Gross Margin by Segment

	1Q09	1Q10
Installation	25.8%	24.8%
Manufacturing	27.5%	27.8%
Distribution	23.6%	13.0%
Total	**26.0%**	**24.1%**

Slight drop of gross margin

- Selling price pressure related to our efforts to maintain market share and expand customer base in China

Operating Expenses
Disciplined Cost Control

CSST Selling and Marketing Expenses
($ in millions)


% of Revenues
$2.71
$2.71
2.8%
2.3%
1Q09
1Q10

CSST General and Admin Expenses
($ in millions)


% of Revenues
$7.99
$7.30
7.6%
6.6%
1Q09
1Q10

**Exclude non-cash employee compensation expenses*

Cost-control initiatives are on track

- Percentage of revenues for both selling and marketing expenses and general and admin expenses decreased year-on-year

Non-cash employee compensation expenses totaled $8.33 million in 1Q10 versus $4.22 million in 1Q09

Total SG&A expenses were $19.03 million in 1Q10 versus $14.23 million in 1Q09

Income from Operations

CSST Income from Operations
(in $ millions)


Operating Margin
$7.98
8.3%
$6.97
5.8%
1Q09
1Q10

Income from operations and operating margin decreased

- Decrease of gross margin
- Increase of non-cash employee compensation

Interest Expenses and Income Tax

Significant Reduction in Interest Expenses

CSST Interest Expenses
(in $ millions)


$6.04
$2.29
1Q09
1Q10

Interest expenses declined by 62.1% in 1Q10 compared with 1Q09

- Elimination of non-cash interest expense related to the Citadel notes

Effective income tax rate increased to 34.4% in 1Q10 from 9.1% in 1Q09

- Income tax exemption period of major subsidiaries expired
- Expect to see continuous fluctuation of effective tax rate due to non tax-deductible expense

Net Income and EPS

Improved Profitability with Healthy Net Income and EPS Growth


CSST Net Income
(in $ millions)
EPS
Net Margin
$2.00
$3.28
$0.04
$0.05
2.1%
2.8%
1Q09
1Q10

Net income grew 64.0% year on year

- Strong revenue growth
- Disciplined cost control measures
- Decreased interest expense

EPS grew 25% year on year despite the increase in the share count from 49.36M shares in 1Q09 to 68.37M shares in 1Q10

Non-Cash Items

Significant Reduction in Non-cash Expenses

($ in millions)

	1Q09	1Q10
GAAP Net Income	**$2.00**	**$3.28**
Non-cash expenses		
Depreciation and amortization	$3.06	$3.23
Non-cash employee Compensation	$4.22	$8.33
Redemption accretion on convertible notes	$5.38	--
Total non-cash items	**$12.66**	**$11.56**

($ in dollars)

	1Q09	1Q10
GAAP Diluted EPS	**$0.04**	**$0.05**
Non-cash expenses		
Depreciation and amortization	$0.06	$0.05
Non-cash employee Compensation	$0.09	$0.12
Redemption accretion on convertible notes	$0.11	--
Total non-cash items	**$0.26**	**$0.17**
Share count	**49.36M**	**68.37M**

Backlog

Year-on-year Backlog Growth of 129.9%


CSST Backlog
(in $ millions)
$86.87
$74.25
$73.26
$192.85
$199.72
1Q09
2Q09
3Q09
4Q09
1Q10

Strong backlog growth

- Attributable to the government contracts signed in previous years
- Expect to be realized within the next few quarters
- Exclude framework agreements and LOIs

Balance Sheet Items

($ in millions)	Dec 31, 09	Mar 31, 10
Total debt	$148.53	$205.84
Debt ratio	19.2%	24.6%
AR	$251.60	$300.25
DSO	123 days	224 days
Inventory	$70.14	$73.47
Working capital	$304.15	$291.12

Increase in debt

- Additional borrowings from domestic banks

Expected increase in accounts receivable

- Majority of the contracts completed and revenues recognized towards end of the first quarter

Cash Position

($ in millions)	1Q09	1Q10
Net cash from operating activities	$21.44	-$60.88
Net cash from investing activities	-$2.81	-$7.66
Net cash from financing activities	$5.95	$56.34

Cash balance

- $142.29 million at Mar 31, 2010 versus $154.48 million at Dec 31, 2009

Net cash used in operating activities in 1Q10 versus net cash from operating activities in 1Q09

- Increase of accounts receivable and advance to suppliers

Corporate Development
Strong Start to the Year

Terrific government contract momentum

Disciplined approach to costs

Strong momentum in government contracts highlighted by e-city project wins

- Tongling City, RMB77 million (US$11.3 million)
- Dantu area of Zhenjiang City, RMB250 million (US$36.6 million)
- Changchun City, RMB1.5 billion (US$219.4 million)
- Baotou City, RMB560 million (US$82.0 million)

Public offering of 20M shares

- Proceeds will be used for general corporate purposes, including future capacity expansion, strategic acquisitions, capital expenditures and research and development expenditures

Financial Outlook
Focus on Key Growth Areas

Positive fundamental outlook

Continue to focus on sizeable government contracts and ensure efficient project management – focus on safe city and e-city projects amidst the growing demand for security and surveillance products and services in China

Target the fast growing security service business in China – enhance CSST's capabilities in this area

Disciplined cost control measures – sharp focus on cost management



China Security & Surveillance Technology, Inc.

First-Quarter 2010 Earnings Conference Call
April 26, 2010

